                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

         QSR INCOME PROPERTIES, LTD., A CALIFORNIA LIMITED PARTNERSHIP
        ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

      5)  Total fee paid:


          ----------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:


          ----------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

      3)  Filing Party:


          ----------------------------------------------------------------------

      4)  Date Filed:


          ----------------------------------------------------------------------

                          QSR INCOME PROPERTIES, LTD.

                  SOLICITATION OF CONSENT OF LIMITED PARTNERS

                                 June 12, 1997


          QSR Income Properties, Ltd. (the "Partnership") is soliciting the consent of its limited partners (the "Limited Partners") to a proposal to (i) sell the Partnership's principal assets to U.S. Restaurant Properties Operating L.P. ("Purchaser") for approximately $7,959,934 in cash, (ii) dissolve the Partnership and make a liquidating distribution of cash, and (iii) take any other action necessary or appropriate to implement such sale and liquidation. The proposal is described in the accompanying Solicitation Statement of the Purchaser dated June 12, 1997 (the "Solicitation Statement"). Upon the completion of the sale and dissolution, as proposed, each of the holders of the Partnership's outstanding limited partnership units (the "Units") would have the right to receive a liquidation distribution of cash estimated at $140.00 per Unit.

          The proposed sale by the Partnership to the Purchaser of its assets, and the subsequent dissolution of the Seller, require the consent of the Partnership's limited partners (exclusive of the General Partner) holding at least a majority of the 52,004 outstanding Units. This solicitation, including the Solicitation Statement and the Consent Form, is being used to solicit the required consent and is being mailed to all persons who are Limited Partners of record of the Partnership as of the close of business on the business day prior to mailing.

          The record date for determining the Limited Partners entitled to vote on the proposed sale and dissolution will be the date of the Partnership's receipt of the first Consent Form consenting to the sale and dissolution. The consent given by a completed Consent Form may be revoked at anytime prior to the time when unrevoked consents have been obtained from the required majority in interest of the Units.

          If the sale and dissolution are approved and completed, all Limited Partners will receive a liquidation distribution of cash on the basis described in the Solicitation Statement.

          Consent Forms should be completed, signed, and returned promptly to Boston EquiServe, 150 Royall Street, Canton, Massachusetts 02021: Corporate Reorganization Department. A self-addressed, postage prepaid envelope for the return of the Consent Form is provided.

          If you have any questions regarding any aspect of this transaction, please call Christopher Weil & Company, Inc. at (800) 478-2605.


                              /s/ B. Wayne Hughes
                              -------------------------------------
                              B. Wayne Hughes
                              General Partner

Glendale, California
June 12, 1997

                          QSR INCOME PROPERTIES, LTD.

                         701 Western Avenue, Suite 200
                        Glendale, California  91201-2397

                             SOLICITATION STATEMENT

                                 June 12, 1997

                                    GENERAL


          This Solicitation Statement (first mailed to Limited Partners on or about June 12, 1997) is being furnished in connection with the solicitation by the General Partner of QSR Income Properties, Ltd., a California Limited Partnership (the "Partnership"), of the consent of the limited partners of the Partnership (the "Limited Partners" or "Unitholders") to

               (i) a proposed sale of the Partnership's principal assets to U.S. Restaurant Properties Operating L.P. (the "Purchaser") for cash consideration of approximately $7,959,934;

               (ii)  dissolution and liquidation of the Partnership; and

               (iii) all other action necessary or appropriate to implement such sale and liquidation.

          The Partnership has entered into a Purchase and Sale Agreement (the "Purchase Agreement") with the Purchaser which is a Delaware limited partnership owned and controlled by U.S. Restaurant Properties Master L.P. ("U.S. Restaurant Properties"). Under the Purchase Agreement, the parties have agreed, subject to satisfaction of certain conditions, that the Partnership will sell, and the Purchaser will purchase, substantially all of the Partnership's assets, including the sixteen restaurant properties constituting the principal assets of the Partnership. If the sale takes place, the net sale proceeds and any other Partnership funds, remaining after payment of Partnership obligations, and liquidation expenses, will be distributed and the Partnership will be liquidated. One of the conditions to the proposed sale is the consent to the transaction by Limited Partners holding at least a majority (more than 26,002) of the 52,004 outstanding limited partnership units ("Units") of the Partnership.

          If implemented, the sale of the Partnership's assets to the Purchaser and liquidation of the Partnership is expected to occur in the third calendar quarter of 1997 and to:

          1. Provide Unitholders with an estimated aggregate liquidation distribution (before taxes and before withholding for taxes) of approximately $140.00 per Unit.

          2. Result in U.S. income tax consequences for many Unitholders as described below under "Certain Federal Income Tax Considerations."

                               VOTING PROCEDURES

     The proposed sale by the Partnership to the Purchaser of its assets, and the subsequent dissolution of the Partnership, require the consent of Limited Partners (exclusive of the General Partner) holding at least a majority of the 52,004 outstanding Units. This Solicitation Statement and the enclosed consent form (the "Consent Form") will be used to solicit the required consent and are being mailed to all persons who are Limited Partners of record as of the close of business on the business day prior to mailing. Mailing is expected to occur on approximately June 12, 1997. The General Partner does not intend to call a meeting of the Limited Partners.

     The record date for determining the Limited Partners entitled to vote on the proposed sale and dissolution will be the date of the Partnership's receipt of the first Consent Form consenting to the sale and dissolution. The consent given by a completed Consent Form may be revoked at anytime prior to the time when unrevoked consents have been obtained from the required majority in interest of the Units.

     There are no dissenters' rights. If the sale and dissolution are approved and completed, all Limited Partners of will receive a liquidation distribution on the basis described in this Solicitation Statement.

     Consent Forms should be completed, signed, and returned promptly to Boston Equiserve. A self-addressed, postage prepaid envelope for the return of the Consent Form accompanies this Solicitation Statement.

                             HISTORICAL BACKGROUND
                               OF THE PARTNERSHIP

          The Partnership is a publicly held limited partnership organized on November 1, 1985 under the California Revised Limited Partnership Act. Commencing in June 1986, 100,000 Units were offered to the public in an interstate offering. The offering was terminated on April 30, 1987 after the sale of 52,004 Units.

          The Partnership was formed to invest in property for development and operation of Rocky Rococo restaurants under an agreement with Rocky Rococo Corporation ("Rocky Rococo"), an operator and franchiser of pizza restaurants. The Partnership's original general partners were Madison Pizza Corporation, a Delaware corporation ("Madison"), and B. Wayne Hughes. Effective December 1, 1989, Madison resigned as a General Partner and Mr. Hughes succeeded to Madison's general partner interest in a transaction approved by the Partnership's Limited Partners holding a majority of the Units. Madison was subsequently dissolved on December 28, 1989. Madison had been organized by Rocky Rococo and a group of individuals, including Mr. Hughes, who had been previously engaged in real estate development, management, and syndication ventures unrelated to Rocky Rococo (the "Organizing Shareholders"). Mr. Hughes and certain other Organizing Shareholders disposed of their Madison and Rocky Rococo stock in 1989.

          In 1988, Rocky Rococo and the Partnership discontinued operations in various markets because the restaurants in those markets had not operated profitably. All 23 of the Partnership's restaurants were closed between 1988 and 1990 because of disappointing operating results. Since 1988, the Partnership has pursued the leasing (or subleasing) or selling to unaffiliated restaurant operators of its interest in the restaurant facilities which it owned or leased, but no longer operated.

          The Partnership is a California limited partnership. B. Wayne Hughes is the Partnership's General Partner. The principal executive offices of the Partnership and the Partnership's General Partner are located at 701 Western Avenue, Suite 200, Glendale, California 91201. Their telephone number is (818) 244-8080 and their facsimile number is (818) 241-0627.

                             TERMS OF PROPOSED SALE

          A summary of the principal terms of the sale contemplated by the Purchase Agreement follows:

          Assets to be Purchased and Sold.  The assets to be sold to the
          -------------------------------
Purchaser consist of the Partnership's interest in sixteen restaurant properties, together with the Partnership's interest in six promissory notes having an aggregate outstanding principal balance as of March 31, 1996 of approximately $278,800. The Partnership owns thirteen of the restaurant properties and is the lessee under ground leases of the remaining three restaurant properties.

          Purchase Price.  The purchase price (the "Purchase Price") is
          --------------
approximately $7,959,934, consisting of (i) $7,721,234, allocated among the sixteen restaurant properties as indicated below under "The Partnership's Properties," plus (ii) approximately $238,700 allocated to the notes. The exact amount allocated to five of the notes (having a combined outstanding principal balance as of March 31, 1997 of approximately $181,800) will be computed so that the scheduled future payments of principal and interest on those notes will represent a return to the Purchaser of that amount plus a yield thereon at a rate of 13.5% per annum. The sixth note is held jointly by the Partnership and several affiliated parties, including B. Wayne Hughes, the general partner.
This note has an outstanding principal balance of approximately $291,000 and the portion of the Purchase Price allocable to and based on the Partnership's interest is equal to the Partnership's share of the outstanding principal balance of this Note which is approximately $97,000. After the purchase and sale is completed, Mr. Hughes may purchase this interest in this note from the Purchaser for cash in the same amount, approximately $97,000.

          Deposit Required From and Made By The Purchaser.  The Purchaser has
          -----------------------------------------------
deposited $175,000 in escrow. If all contingencies (including the obtaining of the consent solicited hereby), are satisfied and the Purchaser breaches its obligation to purchase, this amount would be retained by the Partnership as liquidated damages.

          Scheduled Closing of Purchase and Sale.  The anticipated closing date
          --------------------------------------
is in July, 1997. All contingencies must be satisfied or waived prior to closing.

          Time and Manner of Payment of Purchase Price.  The Purchase Price is
          --------------------------------------------
payable in cash at closing.

          Approval of Limited Partners.  The obligations of both parties are
          ----------------------------
contingent upon the receipt of the consent of Limited Partners (other than the General Partner) holding a majority (more than 26,002) of the 52,004 outstanding Units of the Partnership as a result of this solicitation.

          Review and Inspection Rights.  Under the Purchase Agreement, the
          ----------------------------
Purchaser had a right to terminate its obligations at any time within 45 days after being furnished with all of various documents and material including financial information, title insurance commitments, "as built" surveys, environmental reports and other relevant items including warranties, agreements, studies and evidence of compliance with local requirements. This period expired, without a termination by the Purchaser, on February 17, 1997, after having been extended to that date by agreement between the Purchaser and the Partnership.

          Condemnation or Damage Prior to Closing.  If substantially all of a
          ---------------------------------------
property is condemned or damaged or destroyed, the Purchaser may elect to exclude that property and receive a reduction in the purchase price equal to the portion thereof allocated to such property. If such an occurrence resulted in a purchase of less than all of the Partnership's properties, the Partnership would distribute available proceeds of sale, but would not be liquidated, pending sale of the remaining property or properties.

          Other Principal Contingencies.  Conditions to the Purchaser's
          -----------------------------
obligations include waiver or expiration without exercise of all tenants' rights of first refusal, receipt of satisfactory tenant estoppel certificates from all tenants and receipt of required title insurance.

          Prorations; Costs.  Rent will be prorated as of closing.  The
          -----------------
Partnership will pay expenses of soliciting the approval of its Limited Partners. Each party will pay its own legal and accounting costs. Costs of title insurance, environmental reports and surveys are to be borne equally by the Partnership and the Purchaser.

          Representation and Warranties.  Each party makes certain
          -----------------------------
representations and warranties to the other and the obligations of each party are contingent upon the correctness of the other's representations and warranties. The representations and warranties survive the closing, but the Partnership's post closing liability for any misrepresentation is limited so that it can be used only as an offset against liability which the Purchaser may have to the Partnership.

          Exculpation of General Partner.  The Purchase Agreement provides that
          ------------------------------
the General Partner of the Partnership shall have no personal liability for the obligations of the Partnership.

                             BACKGROUND OF THE SALE

     In an effort to accelerate its liquidation efforts, on November 10, 1995, the Partnership engaged an independent investment banking firm (the "Agent") to assist in marketing the interests in or assets of the Partnership to potential bulk purchasers. At the same time, three affiliates of the Partnership (the "Affiliated Sellers"), holding a total of eleven additional restaurant facilities also originally opened as Rocky Rococo restaurants, and then closed and leased to unaffiliated restaurant operators, engaged the Agent to perform a comparable marketing service.

          On December 19, 1995, an information package developed with the assistance of the Agent was presented to the Purchaser. The package included a summary listing of the sixteen properties held by the Partnership and the eleven properties held by the Affiliated Sellers and included a description of the economic terms of the leases, recent photographs of the properties, and financial statements for the Partnership and each of the Affiliated Sellers.
The furnishing of this information was followed by telephone conferences on or about December 27, 1995 and the furnishing of additional information requested by the Purchaser.

          A number of discussions were held by a representative of the Agent with representatives of the Purchaser, the Partnership, and the Affiliated Sellers to clarify to the Purchaser various details with respect to the leasing status of the properties and the respective objectives of the Purchaser, the Partnership, and the Affiliated Sellers. On January 8, 1996, the Purchaser made an offer in principle to purchase all sixteen restaurant properties owned by the Partnership and the eleven properties owned by the Affiliated Sellers. Further discussions and exchanges of information were then undertaken through the Agent as intermediary, including discussions concerning the terms of the offer in principle and the consideration given by the Purchaser in recent comparable purchases of restaurant properties.

          On February 5, 1996, the Purchaser was advised by the Agent that the Partnership and the Affiliated Sellers intended to continue marketing the facilities in the hope of attracting a broader group of potential acquirors that would improve the terms of the offer in principle by the Purchaser. During a period of approximately one month following the February 5th discussion, representatives of the Agent contacted principals at seven different entities believed to have an interest in, and the capacity for, acquiring multiple net leased restaurant properties. Information was provided to these prospective purchasers consistent with the degree of interest that they expressed when contacted.

          On March 25, 1996, a representative of the Agent met with Robert Stetson, the Chief Executive Officer of the Purchaser's Managing General Partner, and Fred Margolin, the Chairman of the Purchaser's Managing General Partner, to discuss further the terms of the Purchaser's original offer in principle and to advise the Purchaser of the other marketing efforts then in process.

          Prior to May 1, 1996, the Agent obtained two other offers in principle and determined that two other potential acquirors were insufficiently capitalized to purchase the properties held by the Partnership or the Affiliated Sellers. Of these two offers in principle, one was for a lesser purchase price and the other encompassed only three of the sixteen properties held by the Partnership and only one of the total of eleven properties owned by the Affiliated Sellers. On or about May 1, 1996, the Partnership and the Affiliated Sellers determined that they would negotiate exclusively with the Purchaser until it could be determined whether acceptable agreements could be reached, which was communicated to the Purchaser at that time.

          On May 6, 1996, further discussions were held by a representative of the Agent and Messrs. Stetson and Margolin and possible adjustments to the original offer in principle were discussed. On May 16, 1996, the Purchaser submitted revised terms to its original offer in principle to purchase the properties of the Partnership and the Affiliated Sellers.

          On June 11, 1996, a representative of the Agent conveyed to representatives of the Purchaser a few modifications that the Partnership and the Affiliated Sellers wished to address in the most recent offer in principle from the Purchaser. On June 19, 1996, those issues were tentatively resolved. On June 25, 1996, the Purchaser submitted to the Partnership a draft agreement for the purchase of the Partnership's properties. On June 28, 1996, the Purchaser submitted to the Affiliated Sellers non-binding letters of intent to purchase the real properties held by them. The terms provided for in the draft of the agreement between the Partnership and the Purchaser provided that payment by the Purchaser of the purchase price would be in the form of limited partnership units of U.S. Restaurant Properties ("Purchaser Units"), based upon the average daily closing price of Purchaser Units on the NYSE during the five business days preceding the closing, subject to a "floor" of $24.50 per Purchaser Unit, which would have limited the number of Purchaser Units that the Partnership would receive for distribution to its partners and any assignees of Units if the average closing price for a Purchaser Unit during the five day period was less than $24.50. The letters of intent relating to the transactions between the Purchaser and the Affiliated Sellers each provided for payment in cash of the purchase price for their properties. After the Partnership and the Affiliated Sellers reviewed the draft agreement and the letters of intent, a representative of the Agent reviewed certain issues with Mr. Margolin, including the Partnership's requirement that there be no "floor" on the closing price of the Purchaser Units to be used in the determination of the number of those units to be issued.

          On August 29, 1996, the Purchaser submitted a revised draft of the agreement between the Purchaser and the Partnership. The revised draft was the subject of a conference telephone call on September 6, 1996 among representatives of the Purchaser, the Agent, the Partnership, the law firm of Andrews & Kurth, L.L.P., which represented the Partnership, and the law firm of Middleberg, Riddle & Gianna, which represented the Purchaser. During that call the parties agreed that there would be no "floor" in the valuation of the Purchaser Units and most of the remaining issues were resolved. After a review by the Partnership of further drafts submitted by the Purchaser, a definitive agreement was executed on September 18, 1996. Purchase and Sale Agreements between the Purchaser and each of the Affiliated Sellers, for the sale of the properties owned by the Affiliated Sellers, were entered into on or about October 24, 1996. These agreements provided that payment for the properties held by the Affiliated Sellers would be in cash.

          In the September 6, 1996 telephone call, the representatives of the Partnership attempted to persuade the Purchaser to pay the purchase price for the Partnership's properties in cash. The Purchaser declined to do so and indicated that because of the larger number of properties to be acquired from the Partnership, the ability to pay for the Partnership's properties in Purchaser Units was a material inducement to the Purchaser agreeing to the transaction.

          A preliminary version of the contents of this Solicitation Statement was included in a preliminary form of Consent Solicitation Statement/Prospectus filed with the Securities and Exchange Commission on or about February 7, 1997. It was then contemplated that the Purchaser Units then proposed to be issued as consideration for the Partnership's properties would be registered for issuance to the holders of the Partnership's Units pursuant to a registration statement under the Securities Act of 1933, as amended, which would include a final form of such Consent Solicitation Statement/Prospectus. However, because of the delay and additional expense which appeared to be involved in the process necessary to using Purchaser Units as consideration for the Partnership's properties, the Purchaser agreed instead to pay the Purchase Price in cash and this was provided for in an amendment to the Purchase Agreement executed in May, 1997.

                                 THE PURCHASER

          The Purchaser is 99% owned, and is controlled, by U.S. Restaurant Properties. U.S. Restaurant Properties, through the Purchaser and otherwise, acquires, owns, and manages income-producing properties that it leases on a triple net basis to operators of fast food and casual dining restaurants, primarily Burger King(R) and other national and regional brands, including Chili's(R), Dairy Queen(R), Hardee's(R), KFC(R), Pizza Hut(R), Schlotzsky's(R), and Taco Bell(R).

          U.S. Restaurant Properties is one of the largest publicly owned entities in the United States dedicated to acquiring, owning, and managing restaurant properties. At December 31, 1996, the Purchaser's Portfolio consisted of 322 restaurant properties in 41 states, approximately 99% of which were leased. In addition, as described below, the Purchaser has entered into binding contracts to acquire an additional 54 restaurant properties, including the sixteen Restaurants owned by the Partnership.

             RECOMMENDATION OF THE PARTNERSHIP'S GENERAL PARTNERS.

          The Partnership's General Partner is recommending that the Unitholders approve the transaction. The Partnership originally acquired and developed its properties so that it could operate them as Rocky Rococo Pizza restaurants pursuant to an agreement with Rocky Rococo Corporation.

The Partnership's operation of the restaurants was generally not profitable and all of its original twenty-three restaurants were closed during the period 1988 through 1990. The Partnership leased its restaurant properties to independent operators as a means of generating income, pending disposition or other utilization. Seven restaurants have previously been sold. The Partnership did not intend initially to be simply a holder of net leased restaurants and the Partnership's General Partner believes that a sale of the Partnership's assets to the Purchaser on the terms which have been negotiated and a liquidation of the Partnership is in the best interests of the Partnership.

          The Partnership has not obtained recent appraisals of its Properties or an opinion of an investment banking firm concerning the fairness of the proposed terms. However, in view of the Partnership's history and circumstances, and the background of the transaction, including in particular its arms length nature, the Partnership's General Partner believes that the absence of current appraisals and such an opinion is not significant. In view of the relative size of the transaction in terms of asset value, the General Partner believes that obtaining such appraisals or such an opinion would have involved an unwarranted expense without material likelihood of increasing the proceeds likely to be received by the Partnership and the Unitholders.

                            ALTERNATIVES CONSIDERED

          Possible alternatives to a sale as proposed include the Partnership
(i) continuing to hold the Properties, (ii) acquiring additional properties,
(iii) operating the properties as restaurants, (iv) marketing the properties individually, or (v) achieving some combination of the foregoing. The Partnership's General Partner does not believe, after taking into account all relevant considerations, that any one or any combination of these alternatives is preferable to the proposed sale to the Purchaser. The size of and return on the Partnership's investments at their present level does not justify the administrative expense of maintaining the Partnership on a long term basis. The Purchaser holds a much larger number of similar restaurant properties and enjoys economies of scale not available to the Partnership (or to most other potential purchasers of individual properties). The Partnership does not have the capital to invest in additional properties or to reenter the business of restaurant operation. In view of the number, size and location of the Partnership's properties, it is believed that its marketing of the properties on a piecemeal basis would not be as effective and efficient as marketing to potential single purchasers already in the business of holding comparable properties.



                          THE PARTNERSHIP'S PROPERTIES

          The following table sets forth information as of March 31, 1997 concerning the sixteen restaurant properties that continue to be owned or ground leased by the Partnership, all of which are leased to independent operators

                          THE PARTNERSHIP'S PROPERTIES

====================================================================================================================================

                                   SIZE OF       OWNED OR                       ANNUAL
                                   PARCEL       LEASED BY      RESTAURANT        BASE            LEASE                SPECIAL
LOCATION                        (SQUARE FEET)   THE SELLER        TYPE           RENT            TERM                PROVISIONS
====================================================================================================================================

9200 East Arapahoe                    36,100    Owned        Wendy's             $82,800   September 1990      The lease provides
Greenwood, Colorado                                                                        to September 2010   for a 15% rent
                                                                                                               increase every five
                                                                                                               years, has a
                                                                                                               percentage rent
                                                                                                               feature, and has one
                                                                                                               eight-year renewal
                                                                                                               option.
-----------------------------------------------------------------------------------------------------------------------------------

1617 North Belt West                  49,800    Owned        Hardee's            $66,240   December 1989       The lease has three
Bellville, Illinois                                                                        to December 2001    five-year renewal
                                                                                                               options, the first of
                                                                                                               which was exercised
                                                                                                               in June 1996. The
                                                                                                               Seller also has an
                                                                                                               easement agreement
                                                                                                               with respect to the
                                                                                                               property that
                                                                                                               provides an
                                                                                                               additional $1,000 per
                                                                                                               year to the Seller
                                                                                                               from a third party.
-----------------------------------------------------------------------------------------------------------------------------------

500 South Illinois Street             28,000    Owned        Jack-in-the-Box     $71,300   May 1991            The lease provides
Belleville, Illinois                                                                       to May 2011         for a 15% increase in
                                                                                                               base rent every five
                                                                                                               years and has two
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

235 Bolingbrook                       23,800    Owned        Salsa y             $71,161   September 1989      The lease provides
Bolingbrook, Illinois                                        Tortillas                     to September 2003   for a 9% increase in
                                                                                                               base rent every three
                                                                                                               years and has a
                                                                                                               percentage rent
                                                                                                               feature.  The lease
                                                                                                               also has two
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

6820 East NW Highway                  62,000    Owned        KFC                 $76,718   June 1990           The lease provides
Crystal Lake, Illinois                                                                     to March 1999       for a 12% increase in
                                                                                                               rent every four years
                                                                                                               and has a percentage
                                                                                                               rent feature.  The
                                                                                                               lease also has one
                                                                                                               ten-year and one
                                                                                                               five-year renewal
                                                                                                               option.
-----------------------------------------------------------------------------------------------------------------------------------

3846 Lafayette Road                   29,000    Owned        Noble Roman's       $74,194   July 1989           The lease is on a
Indianapolis, Indiana                                                                      to July 2004        triple-net basis and
                                                                                                               has a percentage rent
                                                                                                               feature. The lease
                                                                                                               provides for a 16%
                                                                                                               increase in rent
                                                                                                               effective July 1999.
                                                                                                               The lease also has
                                                                                                               two five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

7863 U.S. 31 South                    37,400    Owned        Clancy's            $85,125   November 1990       The lease provides
Indianapolis, Indiana                                                                      to November 2005    for a 13.5% rent
                                                                                                               increase every five
                                                                                                               years and has two
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================

                                   SIZE OF       OWNED OR                       ANNUAL
                                   PARCEL       LEASED BY      RESTAURANT        BASE            LEASE                SPECIAL
LOCATION                        (SQUARE FEET)   THE SELLER        TYPE           RENT            TERM                PROVISIONS
====================================================================================================================================

9755 East Washington                  45,000    Owned        Noble Roman's       $74,194   February 1989       The lease provides
Indianapolis, Indiana                                                                      to February 2004    for a 16% base rent
                                                                                                               increase every five
                                                                                                               years, has a
                                                                                                               percentage rent
                                                                                                               feature, and has two
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

315 College Mall Drive                43,500    Leased       Fazoli's            $80,640   October 1989        The Seller's annual
Bloomington, Indiana                                                                       to October 2004     rent payment on this
                                                                                                               property is $34,540.
                                                                                                               The Seller's lease
                                                                                                               expires in January
                                                                                                               2009. The sublease
                                                                                                               with the tenant
                                                                                                               provides for a 12%
                                                                                                               increase in base rent
                                                                                                               every four years and
                                                                                                               has one renewal
                                                                                                               option for four years
                                                                                                               and four months and
                                                                                                               one five-year renewal
                                                                                                               option.
-----------------------------------------------------------------------------------------------------------------------------------

909 West McGalliard                   23,800    Owned        Taco Bell           $58,512   September 1989      The lease provides
Muncie, Indiana                                                                            to June 2007        for a 10% increase in
                                                                                                               base rent every five
                                                                                                               years and has a
                                                                                                               percentage rent
                                                                                                               feature.  The lease
                                                                                                               also has four
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

5101 West 98th Street                 43,600    Leased       Pizza Hut           $82,685   September 1989      The Seller's annual
Bloomington, Minnesota                                                                     to September 2003   rent payment is
                                                                                                               $35,193. The Seller's
                                                                                                               lease expires in
                                                                                                               February 2008. The
                                                                                                               sublease with the
                                                                                                               tenant provides for a
                                                                                                               9% increase in base
                                                                                                               rent every three
                                                                                                               years and has a
                                                                                                               percentage rent
                                                                                                               feature.  The lease
                                                                                                               also has two
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

2880 Coon Rapids                      60,000    Owned        Acapulco            $29,450   December 1996 to    The tenant has an
Coon Rapids, Minnesota                                                                     December 1999       option to purchase
                                                                                                               the property.  The
                                                                                                               exercise price is
                                                                                                               $300,000 for the
                                                                                                               first year of the
                                                                                                               lease term and
                                                                                                               increases to $325,000
                                                                                                               in the second year
                                                                                                               and $350,000 in the
                                                                                                               third year.
-----------------------------------------------------------------------------------------------------------------------------------

2130 Cliff Road                       59,800    Owned        Pizza Hut           $78,230   August 1989         The lease provides
Eagan, Minnesota                                                                           to August 2003      for a 9% increase in
                                                                                                               base rent every three
                                                                                                               years and has a
                                                                                                               percentage rent
                                                                                                               feature.  The lease
                                                                                                               also has two
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================

                                   SIZE OF       OWNED OR                       ANNUAL
                                   PARCEL       LEASED BY      RESTAURANT        BASE            LEASE                SPECIAL
LOCATION                        (SQUARE FEET)   THE SELLER        TYPE           RENT            TERM                PROVISIONS
====================================================================================================================================

100 Old Sugar Creek Rd.               32,500    Owned        Hardee's            $74,750   June 1989           The lease provides
Fenton, Missouri                                                                           to June 2001        for a 15% increase in
                                                                                                               base rent every five
                                                                                                               years and has three
                                                                                                               five-year renewal
                                                                                                               options.
-----------------------------------------------------------------------------------------------------------------------------------

8071 Manchester Road                  31,200    Leased       Memphis Best        $48,504   September 1991      The Seller's annual
Brentwood, Missouri                                                                        to September 1999   rent payment is
                                                                                                               $42,500. The Seller's
                                                                                                               lease expires in
                                                                                                               November 2007. The
                                                                                                               sublease with the
                                                                                                               tenant provides for
                                                                                                               two three-year
                                                                                                               renewal options,
                                                                                                               which have already
                                                                                                               been exercised, and
                                                                                                               one two-year renewal
                                                                                                               option, followed by
                                                                                                               two additional three
                                                                                                               year renewal options.

-----------------------------------------------------------------------------------------------------------------------------------

7411 122nd Street                     43,700    Owned        Wendy's             $36,000   March 1993          The lease includes a
Kenosha, Wisconsin                                                                         to December 2003    percentage rent
                                                                                                               feature and has two
                                                                                                               ten-year renewal
                                                                                                               options.
====================================================================================================================================


                               OWNERSHIP OF UNITS

          The only securities issued by the Partnership are the Units.  Although
B. Wayne Hughes has effective control over most aspects of the management of the Partnership because of his status as the sole General Partner of the Partnership, Mr. Hughes cannot, by any exercise of his powers as General Partner, determine the outcome of the consent solicitation made by this Solicitation Statement. Mr. Hughes also is the beneficial owner of 50 Units, representing approximately 0.1% of the outstanding Units, all of which are the property of a living trust of which he is the sole beneficiary and trustee. Based on the list of Unitholders of record as of June 5, 1997, no Unitholder or control group beneficially owned, directly or indirectly, in excess of 2.00% of the Units. Mr. Hughes's address is c/o Public Storage Inc., 701 Western Avenue, Suite 200, Glendale, California 91201-2397.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The sale of the restaurant properties and the subsequent liquidation of the Partnership will be taxable events for the Limited Partners that should allow Limited Partners to use any suspended passive losses produced by their investment in the Partnership. The amount of estimated suspended loss available to an original Limited Partner of the Partnership (who has not previously offset the Partnership's losses from prior years against passive income from other sources) is approximately $21.00 per Unit, consisting of ordinary losses. The sale of the restaurant properties is expected to produce a Section 1231 loss for tax purposes of approximately $56.00 per Unit. Generally, if a taxpayer's
Section 1231 losses exceed Section 1231 gains, the excess is treated as an ordinary loss. When a taxpayer reports a net Section 1231 gain in a year, that gain must be recaptured as ordinary income to the extent of any net Section 1231 losses incurred in the prior five years that have not previously been subject to recapture. The Limited Partners would also receive approximately $3.00 per Unit of ordinary income, attributable to operating income for 1997 through the date of liquidation.

          The liquidation of the Partnership and the distribution of the liquidating proceeds will be treated as a taxable sale of the Partners' partnership interests, producing capital loss (or gain) to the extent that the cash distributed is less than (or more than) the Partners' tax basis in their Units. For an original investor in the Partnership, it is estimated that the liquidating distribution of approximately $140.00 per Unit should result in a capital gain of approximately $1.00 per Unit.

          The particular tax consequences for each Limited Partner will depend upon a number of factors related to that Limited Partners's tax situation, including the Limited Partner's tax basis in the Units, and if a capital loss results, whether the Limited Partners will be able to use the capital loss currently. To the extent that a Limited Partners recognizes a capital loss, the loss generally can be applied to offset capital gain from other sources. Individuals may use capital losses in excess of capital gains to offset up to $3,000 of ordinary income in any single year ($1,500 for a married individual filing a separate return). Any capital losses that are not used currently can be carried forward for use in subsequent years. A corporation's capital losses in excess of current capital gains generally may be carried back three years, with any remaining unused portion available to be carried forward for five years.

          Because the income tax consequences of the transaction will not be the same for all Limited Partners, and because this discussion considers only a limited set of potential tax issues, Limited Partners should consult with their own tax advisors with specific reference to the tax effects in their own tax situations. This discussion does not address any state or local tax considerations that may be applicable in jurisdictions in which the Partnership is doing business or in which Limited Partners may be resident. All of the tax and liquidation distribution numbers provided are estimates only, are made based on the conditions stated, and may vary when the final accounting is complete.

                         PARTICIPATION IN DISTRIBUTIONS

          Under the Partnership's Amended and Restated Agreement of Limited Partnership, until cumulative distributions to the partners first reach 100% of their capital investment of $500 per unit, as amended, cash flow from operations is paid 92% to the partners in proportion to their capital contributions and 8% to the General Partner as incentive distributions, and cash from sale or refinancing is paid 100% to the partners in proportion to their capital contributions. Thereafter, any subsequent distributions of cash flow from operations would be paid 75% to the partners and 25% to the General Partner as incentive distributions. Prior cumulative distributions to the Unitholders total approximately $171.75 per Unit. If the proposed sale is completed, the liquidation distribution, estimated at approximately $7,354,000 in the aggregate, will be paid $7,280,500 to the Unitholders (approximately $140 per unit) and $73,500 to the General Partner in respect of his contribution of 1% of the Partnership's initial capital.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Copies are enclosed of the following documents, filed by the Partnership pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 0-15802): Annual Report on Form 10-K for the year ended December 31, 1996; and Quarterly Report on form 10-Q for the three months ended March 31, 1997. These documents are incorporated herein by reference. Any statement contained in any of these documents, however, shall be deemed modified or superseded for the purposes of this Solicitation Statement to the extent that a statement contained in this Solicitation Statement is inconsistent with such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Solicitation Statement.

                            SOLICITATION OF CONSENT

          The proposed sale by the Partnership to the Purchaser of its assets, and the subsequent dissolution of the Partnership, require the consent of Limited Partners (exclusive of the General Partner) holding at least a majority of the 52,004 Units outstanding (a "Majority in Interest"). This Solicitation of Consent and a form of consent (the "Consent Form") are being mailed to all persons who are Limited Partners of record of the Seller as of the close of business on the last business day prior to the day of mailing. The General Partner does not intend to call a meeting of the Limited Partners.

          The record date for determining the Limited Partners entitled to vote on the proposed sale and dissolution will be the date of the Partnership's receipt of the first Consent Form consenting to the sale and dissolution. The consent given by a completed Consent Form may be revoked at any time prior to the time when unrevoked consents have been obtained from the required Majority in Interest. Limited Partners of the Partnership holding more than 10% of the Units may request a meeting for the purpose of discussing or voting upon the sale and dissolution, in which event no action would be taken until the holding of such a meeting. In the absence of a request for such a meeting, approval of the proposed sale and dissolution will be deemed effective 15 days after the receipt of unrevoked consents from the holders of the required majority in interest of the Units.

          The Partnership has retained Christopher Weil & Company Inc. ("Weil") a registered broker dealer, to answer questions and solicit responses to this transaction. Weil has acted in a similar capacity in connection with other partnerships affiliated with the General Partner. Weil is also the Agent referred to above in connection with the description of the marketing of the Partnership's properties and the negotiation of the Purchase Agreement. Weil will receive total compensation of $237,000 from the Partnership (representing approximately three percent (3%) of the Purchase Price) if, and only if, the transaction is closed and completed.

          The General Partner requests that you complete, sign and return the Consent Form by July 11, 1997, provided that (i) such date may be extended by the General Partner without further notice to the Limited Partners, and (ii) the transaction may be consummated prior to such date if the proposal is approved prior to such date by Limited Partners holding a Majority in Interest (but not be consummated if disapproved by Limited Partners holding a majority of the Units). A postage-paid return envelope has been enclosed for your convenience.

          Mr. Hughes owns 50 Units; affiliates of Mr. Hughes own 120 Units; and affiliates of Weil own 118 Units. Each intends to vote these Units in favor of the proposal (although Mr. Hughes's vote will be excluded in determining whether consent has been received from a Majority in Interest).

          You are urged to complete the accompanying Consent Form and to sign, date and return it in the enclosed stamped envelope as soon as possible to Boston EquiServe, Corporate Agency & Reorganization, P. O. Box 1872, Mail Stop 45-02-53, Boston, Massachusetts 02105.

          If you have any questions regarding any aspect of this transaction, please contact Christopher Weil & Company Inc., at (800) 478-2605. We appreciate your prompt attention to this matter.


                                       /s/ B. Wayne Hughes
                                       ---------------------------------
                                       B. Wayne Hughes
                                       General Partner

Glendale, California
June 12, 1997

                                  CONSENT FORM
                          QSR Income Properties, Ltd.,
                        a California Limited Partnership
                               701 Western Avenue
                                  Second Floor
                        Glendale, California  91201-2397
                                  800-478-2605

                THIS CONSENT IS SOLICITED BY THE GENERAL PARTNER

     The undersigned, a limited partner in QSR Income Properties, Ltd., a California limited partnership (the "Partnership"), having received and reviewed the Solicitation Statement of the Partnership dated June 12, 1997 (the "Solicitation Statement"), relating to a proposal involving (i) a sale of the Partnership's principal assets in exchange for cash consideration as described in the Solicitation Statement and (ii) a dissolution of the Partnership and liquidation distribution of the net sale proceeds remaining after provisions for payment of the Partnership's obligations, does hereby vote all limited partnership units held of record by the undersigned as follows:

  Proposal to (i) sell the Partnership's principal assets for cash consideration as described in the Solicitation Statement, (ii) dissolve the Partnership and make a liquidation distribution of the net sale proceeds remaining after provision for payment of the Partnership's obligations, and (iii) authorize the Partnership's General Partner to take all actions necessary or appropriate to implement such sale and liquidation.

     FOR  [_]              AGAINST    [_]              ABSTAIN   [_]

THIS CONSENT, WHEN PROPERLY EXECUTED, WILL BE A VOTE OR ABSTENTION AS INDICATED ABOVE. IF AN EXECUTED CONSENT FORM IS RETURNED AND NO DIRECTION IS MADE, THE CONSENT WILL BE DEEMED A VOTE FOR THE PROPOSAL.
                              ---

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT FORM IN THE ENCLOSED ENVELOPE TO BOSTON EQUISERVE, CORPORATE AGENCY & REORGANIZATION, P. O. BOX 1872, MAIL STOP 45-02-53, BOSTON, MASSACHUSETTS 02105.



                                                 Dated:                   , 1997
-------------------------------------------            ------------------
                 Signature

-------------------------------------------      ------------------------------
          Signature if held Jointly                    Telephone Number

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 10-K

[X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 1996

                                      or

[_] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to __________

Commission File Number 0-15802
                       -------

                          QSR INCOME PROPERTIES, LTD.
                          ---------------------------
            (Exact name of registrant as specified in its charter)
            ------------------------------------------------------

              California                               95-4084042
----------------------------------------   ------------------------------------
(State or other jurisdiction of            (IRS Employer Identification Number)
 incorporation or organization)

  701 Western Avenue, Suite 200
     Glendale, California                                  91201
----------------------------------------   ------------------------------------
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (818) 244-8080
                                                    --------------

Securities registered pursuant to Section 12(b) of the Act:

                   Title of each class                Name of each exchange
                                                      on which registered
                          NONE                                 NONE
                          ----                                 ----

Securities registered pursuant to Section 12(g) of the Act:

                     Units of Limited Partnership Interest
                     -------------------------------------
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                           Yes    X        No
                                -----          -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this
Form 10-K.   X
           -----

                      DOCUMENTS INCORPORATED BY REFERENCE

                                      NONE
                                      ----

                                    PART I

ITEM 1.   Business.
          --------

     QSR Income Properties, Ltd. (the "Partnership") is a publicly held limited partnership organized on November 1, 1985 under the California Revised Limited Partnership Act. Commencing in June 1986, 100,000 units of limited partnership interest (the "Units") were offered to the public in an interstate offering. The offering was terminated on April 30, 1987 after the sale of 52,004 Units.

     The Partnership was formed to invest in property for development and operation of Rocky Rococo restaurants under an agreement with Rocky Rococo Corporation ("Rocky Rococo"), an operator and franchiser of pizza restaurants. The Partnership's original general partners were Madison Pizza Corporation, a Delaware corporation ("Madison"), and B. Wayne Hughes ("Mr. Hughes"). Effective December 1, 1989, Madison resigned as a general partner and Mr. Hughes succeeded to Madison's general partner interest in a transaction approved by Limited Partners holding a majority of the Units. Madison was subsequently dissolved on December 28, 1989. Madison had been organized by Rocky Rococo and a group of individuals, including Mr. Hughes, who had been previously engaged in real estate development, management and syndication ventures not related to Rocky Rococo (the "Organizing Shareholders"). Mr. Hughes and certain other Organizing Shareholders disposed of their Madison and Rocky Rococo stock in 1989.

     In 1988, Rocky Rococo and the Partnership discontinued operations in various markets because the restaurants in those markets had not operated profitably. All 23 of the Partnership's restaurants were closed because of disappointing operating results between 1988 and 1990. As of December 31, 1996, the Partnerships' facilities have been leased (or subleased) to unaffiliated restaurant operators.

     In 1996 the Partnership incurred $32,000 of holding expenses for a closed restaurant. This facility was redeployed in December 1996.

     Madison contributed a total of $912,000 ($561,000 in 1989 and $351,000 in 1988) to the Partnership in full satisfaction of its obligations under a contribution agreement entered into in 1988. The funds contributed by Madison were not accrued to the benefit of Madison and were used primarily for funding ongoing fixed costs and restructuring transition expenditures. Accordingly, the amount contributed was reflected in the attached financial statements as a General Partner contribution with a subsequent "equity transfer" to the Limited Partners.

     Since Madison's resignation, the Partnership has been managed by Mr. Hughes. Prior to the resignation of Madison as a general partner, the Partnership was managed by the executive officers of Madison and by Mr. Hughes. The limited partners of the Partnership have no right to participate in the management or conduct of the Partnership's business and affairs.

     Currently, there are four persons who render services on behalf of the Partnership on a part-time basis. These persons include accounting, administrative, clerical and real estate personnel. The persons rendering services on a part-time basis also render services on behalf of one or more corporations previously owned by Madison, other partnerships organized by Madison and other affiliated corporations and partnerships of Mr. Hughes.

     The term of the Partnership is until all properties have been sold and, in any event, not later than December 31, 2040.

     In November 1995, the general partner decided to place the facility assets for sale and hired an investment banker to determine the valuation of the assets and solicit offers. Based on offers to buy the assets received, the general partner determined that the carrying value of the restaurant facilities needed to be reduced to present the value of such assets at their net realizable value. Consequently, the Partnership wrote-down the carrying value of its restaurant facilities which resulted in a charge to income of $2,350,000 for the year ended December 31, 1996.

     On September 16, 1996, the general partner entered into a purchase and sale agreement with US Restaurants Properties Master LP, a Delaware limited partnership and US Restaurant Properties Operating LP, a Delaware limited partnership whereby the Partnership would sell its restaurant assets to USRP Operating LP for $7,571,234 and certain of its notes receivable at a price which provides USRP Operating LP with a 13.5% yield. USRP Operating LP will pay for the purchase of the assets with limited partnership units of USRP Master LP. USRP Master LP is a New York Stock Exchange traded master limited partnership traded under the symbol "USV".

     The transaction which is subject to certain contingencies, including approval by the limited partners of the Partnership is expected to close in the first half of 1997. The transaction is expected to be tax-free for most limited partners. After the sale of the Partnership assets, the Partnership expects to liquidate, distributing to the Unitholders the limited partnership interests in USRP Master LP and any cash reserves.

ITEM 2.   Properties.
          ----------

     The Partnership had developed and operated 23 restaurant properties through June 1988.

     The Partnership transferred or otherwise terminated its ownership or leasehold interests in seven of its 23 properties. Of the 16 closed properties that continued to be owned or leased by the Partnership, all have been leased or subleased to unaffiliated operators. The following table sets forth information as of December 31, 1996, concerning the 16 restaurant properties (each having from 2,800 to 3,450 square feet of restaurant space) that continue to be owned or leased by the Partnership:

                             Size of
                              Parcel         Date of             Date               Date Lease
Location                     (Sq. Ft.)      Purchase            Leased                Expires
--------                     ---------      --------            ------              ----------
INDIANA

3846 Lafayette
Indianapolis, IN              29,000        March 12, 1987      July 1989           July 2004

7863 U.S. 31 S.
Greenwood, IN                 37,400        March 12, 1987      November 1990       November 2005

9755 E. Washington St.
Indianapolis, IN              45,000        July 13, 1987       February 1989       February 2004

315 College Mall Rd.
Bloomington, IN               43,500        Land Lease          October 1989        October 2004

909 W. McGalliard
Muncie, IN                    23,800        October 1, 1987     September 1989      June 2007

                        Size of
                        Parcel          Date of                  Date               Date Lease
Location                (Sq. Ft.)      Purchase                 Leased                Expires
--------                ---------      --------                 ------              ----------
COLORADO


9200 Arapahoe Rd.
Green Village, CO        36,100        June 23, 1986            September 1990      September 2010

MINNESOTA

5101 W. 98th St.
Bloomington, MN          43,600        Land Lease               September 1989      September 2003

2880 Coon Rapids Blvd.
Coon Rapids, MN          60,000        May 15, 1987             December 1996       December 1999

2130 & Cliff Rd.
Eagan, MN                59,800        May 1, 1987              August 1989         May 2003


MISSOURI

100 Old Sugar Creek Rd.
Fenton, MO               32,500        September 16, 1987       June 1989           June 2001

8071 Manchester Rd.
Brentwood, MO            31,200        Land Lease               September 1991      September 1999

ILLINOIS

1617 N. Belt West
Bellville, IL            49,800        November 7, 1986         December 1989       December 2001

500 S. Illinois St.
Bellville, IL            28,000        July 8, 1987             May 1991            April 2011

235 S. Bolingbrook Dr.
Bolingbrook, IL          23,800        January 21, 1988         September 1989      September 2003

6820 E Northwest Hwy.
Crystal Lake, IL         62,000        December 14, 1987        October 1989        March 1999


WISCONSIN

7411 122nd Ave.
Bristol (Kenosha), WI    43,700        December 30, 1986        April 1993          December 2003

     Set forth below are summaries of the 16 facilities currently leased to unaffiliated operators.

     The restaurant located at 3846 Lafayette in Indianapolis, Indiana, which is owned by the Partnership, has been leased on a triple net basis to a Midwest pizza chain at a rate of $74,000 per year. The lease also includes a percentage rent feature with respect to incremental sales above specified levels. The lease has a term of 15 years, with two five-year renewal options.

     The restaurant located at 7863 U.S. 31 South in Greenwood, Indiana, which is owned by the Partnership, has been leased to a restaurant chain for $85,000 per year. This lease provides for a 15% increase in rent every five years with two five-year renewal options.

     The restaurant located at 9755 East Washington in Indianapolis, Indiana, which is owned by the Partnership, has been leased to a restaurant chain, at a rate of $74,000 per year. This lease, which became effective in February 1989, provides for a 16% base rent increase every five years with two five-year renewal options.

     The restaurant located at 315 College Mall Road in Bloomington, Indiana, which is located on land leased by the Partnership, has been subleased to a Supermarket chain at a rate of $80,000 ($46,000 net to the Partnership) per year. This lease provides for a 12% increase in base rent every four years with two five-year renewal options.

     The restaurant in Muncie, Indiana, which is owned by the Partnership, was leased to a restaurant chain at a rate of $58,000 per year. The lease became effective in September 1989 and provides for a 10% increase in base rent every five years with four five-year renewal options. The lease also includes a percentage rent feature with respect to incremental sales above specified levels. The restaurant located at 9200 Arapahoe Road in Green Village, Colorado, which is owned by the Partnership, has been leased to a restaurant chain for $83,000 per year. This lease provides for a 15% increase in rent every five years with one eight-year renewal option.

     The restaurant located in Bloomington, Minnesota, which located on land leased by the Partnership, has been subleased to a restaurant chain for a gross rental of $82,000 ($47,000 net to the Partnership) per year. The Partnership, in its capacity as lessee, is currently paying $35,000 to the ground lessor.
The sublease allows the Partnership to sell its leasehold interest at any time, although tenant has been granted a right of first refusal for any sale transaction. The terms of the sublease provide for a 9% increase in base rent every three years with two five-year renewal options. The lease also includes a percentage rent feature with respect to incremental sales above specified levels.

     The restaurant located at 2130 and Cliff Road in Eagan, Minnesota, which is owned by the Partnership, has also been leased to a restaurant chain, at a rate of $78,000 per year. This lease provides for a 9% increase in base rent every three years with two five-year renewal options. The lease also includes a percentage rent feature with respect to incremental sales above specified levels.

     The restaurant located at 100 Old Sugar Creek Road in Fenton, Missouri, which is owned by the Partnership, has been leased to a restaurant chain at a rate of $75,000 per year. This lease provides for a 15% increase in base rent every five years with three five-year renewal options.

     The restaurant located at 1617 N. Belt West in Bellville, Illinois, which is owned by the Partnership, has been leased to a restaurant chain at a rate of $66,000 per year. The lease expires in December 1996 and provides for three five-year renewal options.

     The restaurant located at 235 S. Bolingbrook Drive in Bolingbrook, Illinois, which is owned by the Partnership, has been leased to a restaurant chain, at a rate of $71,000 per year. This lease provides for a 9% increase in base rent every three years with two five-year renewal options. The lease also includes a percentage rent feature with respect to incremental sales above specified levels.

     The restaurant located at 6820 E. Northwest Highway in Crystal Lake, Illinois, which is owned by the Partnership, was leased to a restaurant chain for $77,000 per year. This lease provides for a 12% increase in rent every four years with two five-year renewal options. The lease also includes a percentage rent feature with respect to incremental sales above specified levels.

     The restaurant located at 500 S. Illinois Street in Belville, Illinois, which is owned by the Partnership, has been leased to a restaurant chain, at a rate of $68,000 per year. This lease provides for a 15% increase in base rent every five years with two five year renewal options.

     The restaurant located at 8071 Manchester Road in Brentwood, Missouri, which is located on land leased by the Partnership, has been subleased to a restaurant chain at a rate of $48,000 ($6,000 net to the Partnership) per year. The lease expires in September 1996 and provides for two three-year and one two year renewal options. The lessee has exercised one of their three-year options extending the lease term to September 1999.

     The restaurant located at 7411 122nd Avenue in Kenosha, Wisconsin, which is owned by the Partnership, has been leased to a restaurant chain for $36,000 per year. The lease provides for a 10% increase in base rent every four years with one five-year renewal option.

     The restaurant located at 2880 Coon Rapids in Coon Rapids, Minnesota, which is owned by the Partnership, has been leased to a restaurant chain for $29,450 per year. The lessee has an option to purchase the property. The exercise price is $300,000 for the first year of the lease term and increases to $325,000 in the second year and $350,000 in the third year. The lease expires December 1999.

ITEM 3.   Legal Proceedings.
          -----------------

     No material legal proceedings are pending against the Partnership.

ITEM 4.   Submission of Matters to a Vote of Security Holders.
          ---------------------------------------------------

     No matters were submitted to a vote of security holders during the fourth quarter of 1996.

                                    PART II

ITEM 5.   Market for the Partnership's Common Equity and Related Stockholder
          ------------------------------------------------------------------
          Matters.
          -------

     No public trading market exists for the units of limited partnership interest.

     Exclusive of the general partner's interest in the Partnership, as of December 31, 1996, there were approximately 3,026 record holders of Units.

     Distributions to the general partner and to the Partnership's Limited Partners are made quarterly based on "Cash Available for Distribution". Cash Available for Distribution is generally the sum of (i) cash funds from operations of the Partnership, without deductions for depreciation, but after deducting for capital improvements, plus (ii) net proceeds from any sale or financing of the Partnership's properties, less adequate cash reserves for other obligations of the Partnership for which there is no other provision.

     The aggregate amount of distributions paid to the limited and general partners in each year since inception of the Partnership were as follows:

                   Limited        General
                   Partners       Partner        Total
                   --------       -------        -----

     1986          $   32,000     $  3,000       $   35,000
     1987             451,000       43,000          494,000
     1988             390,000       16,000          406,000
     1989             520,000        5,000          525,000
     1990             520,000        5,000          525,000
     1991           1,495,000      147,000        1,642,000
     1992             520,000       51,000          571,000
     1993             520,000       51,000          571,000
     1994           1,834,000      179,000        2,013,000
     1995             676,000       66,000          742,000
     1996             676,000       66,000          742,000
                   ----------     --------       ----------

     Total         $7,634,000     $632,000       $8,266,000
                   ==========     ========       ==========

     During February 1997, the Partnership made a one-time distribution of cash reserves. Each limited partner received $26.00 per unit in the distribution.

     Because of the Partnership's disappointing operating results, the General Partners waived their incentive distributions associated with the Partnership's distributions to Limited Partners from the second quarter of 1988 through fourth quarter 1990.

     The general partner has an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their investment, regardless of source. Thereafter, the general partner has a 25% interest in all cash distributions (including sale and financing proceeds). At December 31, 1996 cumulative distributions to limited partners were $7,634,000; accordingly $18,368,000 of additional distributions are required to be made to the limited partners for the limited partners to recover their capital contributions.

ITEM 6.   Selected financial data.
          -----------------------

                                                                       Year ended December 31,
                                                 --------------------------------------------------------------------
                                                   1996           1995           1994           1993           1992
                                                 --------       --------       --------       --------       --------

                                                                  (In thousands, except per unit amounts)
Operating data
--------------

Lease income                                     $     1,095     $ 1,062         $ 1,023       $   949        $ 1,034

Interest income                                          105          88             110            60             79

Write-down of restaurant facilities                   (2,350)       (400)              -             -              -

Loss on sale of real estate facility                       -        (406)              -             -              -

Net (loss) income                                     (1,484) (3)   (180)            618           373            463

 Limited partners' share                              (1,528)       (237)            453           324            412

 General partner's share                                  44          57             165            49             51

Limited partners' per unit data (1):

 Net (loss) income                                   $(29.38) (3) $(4.55)        $  8.71       $  6.23        $  7.92

 Cash distributions                                    13.00       13.00           35.25 (2)     10.00          10.00


Balance Sheet
-------------

Assets                                           $     9,400     $11,617         $13,971       $13,971        $14,083
Partners' equity                                       9,243      11,469          13,786        13,786         13,984

(1) Per unit data is based on 52,004 limited partnership units outstanding during the years ended December 31, 1996, 1995, 1994, 1993 and 1992.

(2) Includes a special distribution per unit of $25.25 in 1994 to distribute excess cash reserves.

(3) Based upon offers to purchase the Partnership's properties received in 1996, the general partner determined that the carrying value of the Partnership's real estate assets should be decreased by $2,350,000 to value such real estate assets at their net realizable value. The result of offsetting this revaluation provision against the $866,000 of net income from operations before such revaluation provision for the year of 1996 is a net loss from operations for such period of $1,484,000. A net loss of $1,528,000 has been allocated to the limited partners, resulting in a loss allocation of $29.38 per unit.

ITEM 7.   Management's Discussion and Analysis of Financial Condition and
          ---------------------------------------------------------------
          Results of Operations.
          ---------------------

     The Partnership's activity began in June 1986 with the offering of up to 100,000 units of limited partnership interest to the public in an interstate offering of which 52,004 units were sold.

     In 1988, the Partnership commenced a program to terminate activities associated with operating its properties as Rocky Rococo restaurants and dispose of its leasehold interests and redeploy its property interests by seeking well known, unaffiliated third party lessees to lease its properties.

     As of December 31, 1988, the Partnership had acquired or entered into leases for 23 properties, all of which had been fully improved. The total cost of developing the Partnership's 23 restaurant facilities was $18,231,000, which was funded entirely through offering proceeds.

     During 1988 through 1990, the Partnership's 23 restaurants were closed because they were not operating profitably. (See Item 1 above for additional information regarding the closing of the Partnership's restaurants.)

     As of December 31, 1996, The remaining 16 facilities have been redeployed by leasing the facilities to third party tenants.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995:

     The Partnership's net income decreased $1,304,000 from a loss of $180,000 in 1995 to a loss of $1,484,000 in 1996. The decrease is primarily attributable to a write-down of $2,350,000 to record the carrying value of the Partnership's facilities at their net realizable value (see below). Excluding the write-down of restaurant facilities in 1996 and 1995, and the loss on sale of a real estate facility in 1995, the Partnership's net income increased $240,000 in 1996 over 1995. The increase was due to increase in lease income and interest income combined with a decrease in depreciation expense.

     Lease income increased $33,000 or 3% from $1,062,000 in 1995 to $1,095,000 in 1996 due to scheduled escalations in lease income. Included in lease income in 1996 and 1995 is approximately $17,000 and $26,000, respectively, of additional lease income under a percentage of rent feature with respect to incremental sales above specified levels.

     Interest income increased $17,000 from $88,000 in 1995 to $105,000 in 1996 due to an increase in invested cash balances in 1996 compared to 1995.

     Depreciation expense decreased $190,000 in 1996 compared to 1995 as the result of the Partnership's properties being carried at net realizable value and the discontinuation of provisions for depreciation subsequent to the first quarter of 1996.

     Idle facility cost decreased $14,000 from 1995 to 1996 due to cost incurred on one closed facility in 1996 compared to two closed facilities in 1995. At December 31, 1996 all facilities have been redeployed.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994:

     The Partnership's net income decreased $798,000 from $618,000 in 1994 to a loss of $180,000 in 1995. The decrease is attributable to a $406,000 loss on the sale of the Partnership's Iliff, Colorado property in November 1995, and a write-down of a restaurant facility as discussed below.

     Lease income increased $39,000 or 4% from $1,023,000 in 1994 to $1,062,000 in 1995 due to scheduled escalations in lease income. Included in lease income in 1995 and 1994 is approximately $26,000 and $25,000, respectively, of additional lease income under a percentage of rent feature with respect to incremental sales above specified levels.

     Interest income decreased $22,000 from $110,000 in 1994 to $88,000 in 1995 due to a decrease in invested cash balances in 1995 compared t0 1994. The decrease in invested cash balances is due to a special distribution in December 1994 of $1,422,000.

     During 1995, the Partnership wrote-down the carrying value of the Coon Rapids, Minnesota restaurant facility to its estimated net realizable value. The restaurant facility is closed and has not yet been redeployed. The write-down resulted in a charge to income of $400,000 for the year ended December 31, 1995.

     Idle facility cost increased $10,000 from 1994 to 1995 on its closed facilities (one of the two closed facilities was sold in November 1995).

LIQUIDITY AND CAPITAL RESOURCES:

     For the year ended December 31, 1996, the Partnership's leasing activities generated cash flow of $922,000. Cash flow from the Partnership's leasing activities have been sufficient to meet all current obligations of the Partnership.

     Management expects to continue to fund capital expenditures and quarterly distributions to partners from operating cash flow.

     In connection with the leases signed, the Partnership sold the equipment and furnishings of each facility to the lessee. In connection with these sales, the Partnership received promissory notes that are fully amortized over nine years, accrue interest at 8.5%, and require annual aggregate principal installments of approximately $40,000. These notes mature in 1998 through 2000.

PROPOSED SALE OF ASSETS

     In November 1995, the general partner decided to place the facility assets for sale and hired an investment banker to determine the valuation of the assets and solicit offers. Based on offers to buy the assets received, the general partner determined that the carrying value of the assets needed to be reduced by $2,350,000 to present the value of such assets at their net realizable value. Such valuation assumes costs to be incurred in the ordinary course of sale.

     On September 16, 1996, the general partner entered into a purchase and sale agreement with US Restaurants Properties Master LP, a Delaware limited partnership and US Restaurants Properties Operating LP, a Delaware limited partnership whereby the Partnership would sell its restaurant assets to USRP Operating LP for $7,571,234 and certain of its notes receivable at a price which provides USRP Operating LP with a 13.5% yield. USRP Operating LP will pay for the purchase of the assets with limited partnership units of USRP Master LP. USRP Master LP is a New York Stock Exchange traded master limited partnership traded under the symbol "USV".

     The transaction which is subject to certain contingencies, including approval by the limited partners of the Partnership is expected to close in the first half of 1997. The transaction is expected to be tax-free for most limited partners. After the sale of the Partnership's assets, the Partnership expects to liquidate, distributing to the Unitholders the limited partnership interests in USRP Master LP and any cash reserves.

ITEM 8.   Financial Statements and Supplementary Data.
          -------------------------------------------

     The Partnership's financial statements are included elsewhere herein. Reference is made to the Index to Financial Statements in Item 14(a).

ITEM 9.   Changes in and Disagreements with Accountants on Accounting and
          ---------------------------------------------------------------
          Financial Disclosure.
          --------------------

     None.

                                   PART III

ITEM 10.  Directors and Executive Officers of the Partnership.
          ---------------------------------------------------

     The Partnership has no directors or executive officers.

     The Partnership's general partner is Mr. B. Wayne Hughes, age 63. Mr. Hughes manages and makes investment decisions for the Partnership. Mr. Hughes has been a director of Public Storage, Inc. ("PSI"), a real estate investment trust ("REIT"), since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of the Board and sole Chief Executive Officer. Since 1990, Mr. Hughes has been Chairman of the Board and Chief Executive Officer Public Storage Properties XI, Inc., Public Storage Properties XIV, Inc., Public Storage Properties XV, Inc., Public Storage Properties XVI, Inc., Public Storage Properties XVII, Inc., Public Storage Properties XVIII, Inc., Public Storage Properties XIX, Inc., Public Storage Properties XX, Inc., (collectively, the Public Storage Properties REITs"), REITs organized by affiliates of PSI. Mr. Hughes has been active in the real estate investment field during the past 26 years.

     Pursuant to Articles XVI, XVII and XXI of the Partnership's Amended Certificate and Agreement of Limited Partnership, the general partner continues to serve until (i) death, insanity, insolvency, bankruptcy or dissolution, (ii) withdrawal with the consent of any other general partner and a majority vote of the limited partners, or (iii) removal by a majority vote of the limited partners.

     There have been no events under any bankruptcy act, no criminal proceedings, and no judgments or injunctions material to the evaluation of the ability of the general partner during the past five years.

ITEM 11.  Executive Compensation.
          ----------------------

     The Partnership has no subsidiaries, directors or officers. See Item 13 for a description of certain transactions between the Partnership and its general partner and affiliates.

ITEM 12.  Security Ownership of Certain Beneficial Owners and Management.
          --------------------------------------------------------------

          (a) As of the date hereof, no person is known by the Partnership to own beneficially more than 5% of the units of limited partnership interest.

          (b)  The Partnership has no officers and directors.


               Mr. Hughes and Madison, the two original general partners, initially contributed $262,000 to the capital of the Partnership. As a result Mr. Hughes, who succeeded to Madison's general partner interest in December 1989, will participate in the distributions to all of the Partnership's partners and in the Partnership's profits and losses in the same proportion that such capital contribution bears to the total capital contributions. Mr. Hughes and Madison also contributed $912,000 to be used primarily to fund the Partnership's capital and liquidity needs during the restructuring period. (See Item 1 for additional information regarding this contribution.) Because the Limited Partners received the benefit of Madison's contribution, the amount contributed is reflected in the financial statements attached to this report as a General Partner contribution with a subsequent "equity transfer" to the Limited Partners.

          (c) Except as set forth below, the Partnership knows of no contractual arrangements, the operation of the terms of which may at a subsequent date result in a change in control of the Partnership. Articles XVI, XVII and Section 21.1 of the Partnership's Amended Certificate and Agreement of Limited Partnership, provide, in substance, that the Limited Partners shall have the right, by majority vote, to remove a general partner and that a general partner may designate a successor with the consent of any other general partner and a majority of the limited partners.

ITEM 13.  Certain Relationships and Related Transactions.
          ----------------------------------------------

     The Limited Partnership Agreement provides that the general partner will be entitled to cash incentive distributions in an amount equal to (i) 8% of cash flow from operations until the distributions to all partners from all sources equal their capital contributions; thereafter, 25% of cash flow from operations, and (ii) 25% of distributions from net proceeds from sale and financing of the Partnership's properties remaining after distribution to all partners of any portion thereof required to cause distributions to partners from all sources to equal their capital contributions. Because of the Partnership's disappointing operating results, the General Partners waived their incentive distributions associated with the Partnership's distributions to Limited Partners from the second quarter of 1988 through fourth quarter 1990. In 1996, the General Partner received $59,000 in incentive distributions and $7,000 with respect to his capital contributions.

                                    PART IV

ITEM 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K.
          ---------------------------------------------------------------
     (a)  List of Documents filed as part of the Report.

          1.   Financial Statements:
               See Index to Financial Statements and Financial Statement
               Schedule.

          2.   Financial Statement Schedules:
               See Index to Financial Statements and Financial Statement
               Schedule.

          3.   Exhibits:
               (27) Financial Data Schedule

     (b)  Reports on Form 8-K:
          No reports on Form 8-K were filed during the last quarter of fiscal 1996.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       QSR INCOME PROPERTIES, LTD.,
                                       a California Limited Partnership

Dated:  March 25, 1997                      By:  /s/ B. Wayne Hughes
                                                 ----------------------------
                                                  B. Wayne Hughes
                                                  General Partner

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity and on the date indicated.

         Signature                     Capacity                 Date

/s/ B. Wayne Hughes
----------------------           General Partner           March 25, 1997
B. Wayne Hughes

                         QSR INCOME PROPERTIES, LTD.,
                       A California Limited Partnership

                       INDEX TO FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULE
                                 (Item 14 (a))

                                                                  Page
                                                                Reference
                                                                ---------
Report of Independent Auditors                                   F-1

Financial Statements and Schedules:

     Balance sheets as of December 31, 1996 and 1995             F-2

For the years ended December 31, 1996, 1995 and 1994:

     Statements of Operations                                    F-3

     Statements of Partners' Equity                              F-4

     Statements of Cash Flows                                    F-5

     Notes to Financial Statements                               F-6 - F-10

Schedule:

     III - Real Estate and Accumulated Depreciation              F-11 - F-12

     All other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements or the notes thereto.

                        Report of Independent Auditors

The Partners
QSR Income Properties, Ltd.,
a California Limited Partnership

We have audited the accompanying balance sheets of QSR Income Properties, Ltd., a California Limited Partnership, as of December 31, 1996 and 1995, and the related statements of operations, partners' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the schedule listed in the index at item 14(a). These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QSR Income Properties, Ltd., a California Limited Partnership, at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                            ERNST & YOUNG LLP



March 25, 1997
Los Angeles, California

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                                BALANCE SHEETS
                          December 31, 1996 and 1995

                                              1996            1995
                                            ----------     -----------
                                    ASSETS
                                    ------

Cash and cash equivalents                   $1,816,000     $ 1,630,000

Accounts receivable                              1,000          10,000

Notes receivable                               202,000         234,000

Restaurant facilities, net                   7,335,000       9,743,000

Other assets                                    46,000               -
                                            ----------     -----------
                                            $9,400,000     $11,617,000
                                            ==========     ===========

                       LIABILITIES AND PARTNERS' EQUITY
                       --------------------------------

Accounts payable                            $  157,000     $   148,000

Partners' equity:

Limited partners' equity,                    9,174,000      11,378,000
$500 per unit, 100,000 units authorized,
     52,004 units issued and outstanding

     General partner equity                     69,000          91,000
                                            ----------     -----------

     Total partners' equity                  9,243,000      11,469,000
                                            ----------     -----------

                                            $9,400,000     $11,617,000
                                            ==========     ===========

                            See accompanying notes.

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                           STATEMENTS OF OPERATIONS
             For the years ended December 31, 1996, 1995 and 1994

                                                   1996           1995           1994
                                                 -----------    ----------     ----------

REVENUES:
  Lease income                                   $ 1,095,000    $1,062,000     $1,023,000

  Interest income                                    105,000        88,000        110,000
                                                 -----------    ----------     ----------

                                                   1,200,000     1,150,000      1,133,000
                                                 -----------    ----------     ----------

COSTS AND EXPENSES:
  Cost of operations                                 141,000       140,000        136,000

  Depreciation                                        58,000       248,000        249,000

  Idle facility cost                                  32,000        46,000         36,000

  Write-down of restaurant facilities              2,350,000       400,000              -

  Administrative expense                             103,000        90,000         94,000
                                                 -----------    ----------     ----------

                                                   2,684,000       924,000        515,000
                                                 -----------    ----------     ----------

Net (loss) income before loss on sale of
   real estate facility                           (1,484,000)      226,000        618,000

Loss on sale of real estate facility                       -      (406,000)             -
                                                 -----------    ----------     ----------

NET (LOSS) INCOME                                $(1,484,000)   $ (180,000)    $  618,000
                                                 ===========    ==========     ==========

Allocation of net (loss) income:

  Limited partners                               $(1,528,000)   $ (237,000)    $453,000

  General partner                                     44,000        57,000      165,000
                                                 -----------    ----------     --------

                                                 $(1,484,000)   $ (180,000)    $618,000
                                                 ===========    ==========     ========

Limited partners' allocation per unit            $    (29.38)   $    (4.55)    $   8.71
                                                 ===========    ==========     ========

                            See accompanying notes.

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                        STATEMENTS OF PARTNERS' EQUITY
             For the years ended December 31, 1996, 1995 and 1994

                                     Limited       General
                                     Partners      Partner        Total
                                   -----------    ---------    -----------

Balances at December 31, 1993      $13,672,000    $ 114,000    $13,786,000

Net income                             453,000      165,000        618,000

Distributions                       (1,834,000)    (179,000)    (2,013,000)
                                   -----------    ---------    -----------

Balances at December 31, 1994       12,291,000      100,000     12,391,000

Net loss (income)                     (237,000)      57,000       (180,000)

Distributions                         (676,000)     (66,000)      (742,000)
                                   -----------    ---------    -----------

Balances at December 31, 1995       11,378,000       91,000     11,469,000

Net (loss) income                   (1,528,000)      44,000     (1,484,000)

Distributions                         (676,000)     (66,000)      (742,000)
                                   -----------    ---------    -----------

Balances at December 31, 1996      $ 9,174,000    $  69,000    $ 9,243,000
                                   ===========    =========    ===========

                            See accompanying notes.

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                           STATEMENTS OF CASH FLOWS
             For the years ended December 31, 1996, 1995 and 1994

                                                                 1996           1995           1994
                                                             -------------   -----------   ------------
Cash flows from operating activities:

Net (loss) income                                             $(1,484,000)   $ (180,000)   $   618,000

Adjustments to reconcile net (loss) income to net cash provided by operating activities:

  Loss on sale of real estate facility                                  -       406,000              -
  Depreciation                                                     58,000       248,000        249,000
  Write-down of restaurant facilities                           2,350,000       400,000              -
  Decrease (increase) in accounts receivable                        9,000         5,000         (5,000)
  Increase in other assets                                        (46,000)            -              -
  Increase (decrease) in accounts payable                           9,000       (11,000)       (26,000)
                                                              -----------    ----------    -----------

    Total adjustments                                           2,380,000     1,048,000        218,000

    Net cash provided by operating activities                     896,000       868,000        836,000
                                                              -----------    ----------    -----------

Cash flows from investing activities:

  Proceeds from sale of real estate facility                            -       352,000              -
  Principal payments on notes receivable                           32,000        37,000         56,000
                                                              -----------    ----------    -----------

    Net cash provided by investing activities                      32,000       389,000         56,000
                                                              -----------    ----------    -----------
Cash flows from financing activities:

  Distributions paid to partners                                 (742,000)     (742,000)    (2,013,000)
                                                              -----------    ----------    -----------

    Net cash used for financing activities                       (742,000)     (742,000)    (2,013,000)
                                                              -----------    ----------    -----------

Net increase (decrease) in cash and cash equivalents              186,000       515,000     (1,121,000)

Cash and cash equivalents at the beginning of the year          1,630,000     1,115,000      2,236,000
                                                              -----------    ----------    -----------

Cash and cash equivalents at the end of the year              $ 1,816,000    $1,630,000    $ 1,115,000
                                                              ===========    ==========    ===========

                            See accompanying notes.

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1996


1.   Summary of Significant Accounting Policies and Partnership Matters

     Description of Partnership
     --------------------------

          QSR Income Properties, Ltd., a California Limited Partnership (the "Partnership"), was formed in November 1985 to acquire, own and operate Rocky Rococo Restaurants. The offering terminated on April 30, 1987 with 52,004 units issued and outstanding, which resulted in $26,002,000 of limited partner funds being raised. During 1989, the limited partners approved the resignation of Madison Pizza Corporation ("MPC") as Corporate General Partner and the designation of B. Wayne Hughes, the Individual General Partner, to succeed to the Corporate General Partner's interest.

          The Partnership operated its facilities as Rocky Rocco pizza restaurants until 1988. During 1988, the General Partners decided to discontinue restaurant operations because the restaurants had not operated profitably. The Partnership currently leases its facilities to unaffiliated third parties.

     Restaurant Facilities
     ---------------------

          The cost of land includes appraisal fees, closing costs and legal fees related to the acquisition. Buildings and equipment are depreciated on the straight-line basis over their estimated useful lives of 30 years and 5 years, respectively. Buildings which are situated on leased premises are depreciated over their minimum lease term, 20 years.

          In November 1995, the Partnership's Iliff, Colorado facility was sold for $382,000 resulting in a $406,000 loss on the sale of the facility. The Partnership received net sales proceeds of $352,000 net of selling cost of $30,000. The Partnership's net book value at the time of the sale was $758,000.

          In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.121 ("Statement 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership adopted Statement 121 in 1996 and based on current circumstances, the Partnership wrote-down the carrying value of its real estate facilities to net realizable values (see footnote 4).

     Other Assets
     ------------

          Other assets at December 31, 1996 represent primarily capitalized costs associated with the proposed sale of the Partnership assets in 1997 (see footnote 4). The amounts will be expensed in 1997 upon consummation of the sale..

     Distributions
     -------------

          Cash distributions per unit were $13.00, $13.00, $35.25 for the years ended December 31, 1996, 1995 and 1994, respectively. Incentive distributions to the General Partner amounted to $59,000, $59,000 and $161,000 for 1996, 1995 and 1994, respectively.

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1996


     Allocation of Net Income or Loss
     --------------------------------

          The general partner's share of net income or loss consists of a percentage of incentive distributions received, cash flow (as defined) which relates to the general partner's share of cash distributions as set forth in the Partnership Agreement. In addition, the general partner's share of net income or loss consists of amounts attributable to his 1% capital contribution. All remaining net income or loss is allocated to the limited partners.

     Use of Estimates
     ----------------

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Reclassifications
     -----------------

          Certain reclassifications have been made to the financial statements for the years ended December 31, 1995 and 1994 in order to conform with the 1996 presentation.

2.   Cash and Cash Equivalents

          The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

3.   Notes Receivable

          As of September 30, 1988, Rocky Rococo Corporation ("RRC"), an affiliate of MPC, owed the Partnership approximately $275,000, which comprised $205,000 in unearned management fees and $70,000 in certain other advances. As RRC did not have the funds available to repay these moneys, the Partnership elected to have RRC assign to them a $275,000 interest in a secured note receivable due to RRC. The note bears interest at the prime rate plus 2% per annum (10.5% at December 31, 1996) and provides for monthly principal and interest payments through April 22, 2002, the maturity date of the note, at which time outstanding principal and accrued interest is due and payable. At December 31, 1996 and 1995 this note had a remaining balance of $108,000 and $119,000, respectively.

          In connection with the sale of the Partnership's assets to USRP Operating LP, the Partnership will sell its interest in the RRC note to B. Wayne Hughes, the General Partner at its then outstanding principal balance (see note 4).

          The Partnership has received several notes related to the sale of restaurant equipment through December 31, 1991. These notes, which total approximately $34,000, require quarterly payments, are fully amortizing and accrue interest at 8.5%. In addition, the Partnership has received one note from a lessee as partial payment of some leasehold improvements. The notes mature on various dates through 2003. The Partnership received $4,000, $5,000 and $8,000 in interest from these notes during the years ended December 31, 1996, 1995 and 1994, respectively.

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1996


3.   Notes Receivable (continued)

          Future minimum principal payments of all notes due the Partnership as of December 31, 1996 are as follows:

            1997....................................   $ 48,000
            1998....................................     45,000
            1999....................................     36,000
            2000....................................     13,000
            2001....................................          -
            Thereafter..............................     60,000
                                                       --------
                                                       $202,000
                                                       ========

4.   Restaurant Facilities and Lease Commitments / Proposed Sale of Assets

     At December 31, restaurant facilities, which are recorded at net realizable value, were comprised of the following:

                                                                   1996                     1995
                                                                -----------              -----------
               Land                                             $ 4,951,000              $ 4,951,000
               Buildings and leasehold improvements               7,058,000                7,058,000
               Equipment                                            933,000                  933,000
                                                                -----------              -----------
                                                                 12,942,000               12,942,000
               Less:  Accumulated depreciation                   (2,712,000)              (2,654,000)
               Reserve to estimated net realizable
                value
                of restaurant facilities                         (2,750,000)                (400,000)
               Reserve to estimated net realizable
                value
                of equipment                                       (145,000)                (145,000)
                                                                -----------              -----------

                                                                $ 7,335,000              $ 9,743,000
                                                                ===========              ===========

          In November 1995, the general partner decided to place the facility assets for sale and hired an investment banker to determine the valuation of the assets and solicit offers. Based on offers to buy the assets received, the general partner determined that the carrying value of the restaurant facilities needed to be reduced to present the value of such assets at their net realizable value. Consequently, the Partnership wrote-down the carrying value of its restaurant facilities which resulted in a charge to income of $2,350,000 for the year ended December 31, 1996.

          On September 16, 1996, the general partner entered into a purchase and sale agreement with US Restaurants Properties Master LP, a Delaware limited partnership and US Restaurants Properties Operating LP, a Delaware limited partnership whereby the Partnership would sell its restaurant assets to USRP Operating LP for $7,571,234 and certain of its notes receivable at a price which provides USRP Operating LP with a 13.5% yield. USRP Operating LP will pay for the purchase of the assets with limited partnership units of USRP Master LP. USRP Master LP is a New York Stock Exchange traded master limited partnership traded under the symbol "USV".

                         QSR INCOME PROPERTIES, LTD.,
                       a California Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1996


     The transaction which is subject to certain contingencies, including approval by the limited partners of the Partnership is expected to close in the first half of 1997. The transaction is expected to be tax-free for most limited partners. After the sale of the Partnership assets, the Partnership expects to liquidate distributing to the Unitholders the limited partnership interests in USRP Master LP and any cash reserves.

     During 1995, the Partnership wrote-down the carrying value of its Coon Rapids, Minnesota restaurant facility to its estimated net realizable value. The write-down resulted in a charge to income of $400,000 in 1995.

     Equipment was fully depreciated at December 31, 1994.

     Sixteen facilities owned or leased by the Company were leased or subleased to unaffiliated third parties on a triple net basis for minimum lease terms of 2 to 20 years. The minimum future lease income to be received from these operating leases is as follows:

          1997                                        $1,093,000
          1998                                         1,123,000
          1999                                         1,079,000
          2000                                         1,032,000
          2001                                         1,015,000
          Thereafter                                   3,583,000
                                                      ----------
                                                      $8,925,000
                                                      ==========

     The Partnership is obligated under various operating leases on its closed restaurant facilities. Each of these facilities has been subleased to an unaffiliated third party. Sub-lease income under these leases was $209,000, $203,000 and $203,000 for the period ended December 31, 1996, 1995 and 1994, respectively. Lease expense incurred under these leases for the period ended December 31, 1996, 1995 and 1994 was $120,000, $121,000 and $115,000,
respectively. At December 31, 1996 the Partnership had agreements for the following minimum sublease income and lease obligations (not including impact of options to extend maturity dates):

                                       Sublease              Lease
                                        Income              Expense
                                       ---------           ---------
          1997                          $  214,000          $  113,000
          1998                             227,000             126,000
          1999                             213,000             129,000
          2000                             180,000             129,000
          2001                             189,000             129,000
          Thereafter                       442,000             884,000
                                        ----------          ----------

                                        $1,465,000          $1,510,000
                                        ==========          ==========

                          QSR INCOME PROPERTIES, LTD.
                       a California Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1996


5.   General Partner Equity

          Initially, the general partners contributed 1% of the aggregate capital contributions of the Partnership. The general partner has an 8% interest in cash distributions attributable to operations (exclusive of distributions attributable to sale and financing proceeds) until the limited partners recover all of their investment, regardless of source. Thereafter, the general partner has a 25% interest in all cash distributions (including sale and financing proceeds). At December 31, 1996 cumulative distributions to limited partners were $7,634,000; accordingly $18,368,000 of additional distributions are required to be made to the limited partners for the limited partners to recover their capital contributions.

6.   Taxes Based on Income

          Taxes based on income are the responsibility of the individual partners and, accordingly, the Partnership's financial statements do not reflect a provision for such taxes. Taxable net income was $669,000, $132,000 and $549,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The difference between taxable net income and net income is primarily related to depreciation expense resulting from differences in depreciation methods and estimated reserves for net realizable value of restaurant facilities.

7.   Cost of Operations

          For the years ended December 31, 1996, 1995 and 1994 cost of operations were comprised of the following:

                                              1996         1995         1994
                                            --------     --------     --------

          Cost of leasing............       $120,000     $121,000     $115,000
          Other operating expenses...         21,000       19,000       21,000
                                            --------     --------     --------

                                            $141,000     $140,000     $136,000
                                            ========     ========     ========

8.   Idle Facility Cost

          Idle facility cost is primarily comprised of utility costs, building maintenance, property taxes and insurance costs of a restaurant facility that was closed until December 1996 when it was leased to an unaffiliated third party.

                          QSR Income Properties, Ltd.

            Schedule III - Real Estate and Accumulated Depreciation

                                                                            Cost
                                                                         subsequent to              Gross Carrying Amount
                                                   Initial Cost           Acquisition               at December  31, 1996
                                              -----------------------                     ---------------------------------------
Description                     Encumbrance      Land       Buildings    (Improvements)      Land        Buildings         Total
-----------------------------   -----------   ----------   -----------   --------------   -----------   ------------   ----------

Indianapolis/Lafayett                     -   $  659,000    $  257,000         $     -    $  659,000    $   257,000     $   916,000
Greenwood/U.S. 31 S.                      -      749,000       273,000               -       749,000        273,000       1,022,000
Indianapolis/Washington                   -      344,000       452,000               -       344,000        452,000         796,000
Bloomington/College Mall                  -            -       432,000           5,000             -        437,000         437,000
Muncie/McGalliard                         -      186,000       401,000           5,000       186,000        406,000         592,000
Green Village/Arapahoe Rd.                -      683,000       734,000           3,000       683,000        737,000       1,420,000
Bloomington/W. 98th St.                   -            -       478,000          18,000             -        496,000         496,000
Coon Rapids/Coon Rapids Blvd.             -      363,000       652,000           1,000       363,000        653,000       1,016,000
Eagan/Cliff Rd.                           -      324,000       520,000           7,000       324,000        527,000         851,000
Fenton/Old Sugar Creek                    -      296,000       454,000           5,000       296,000        459,000         755,000
Brentwood/Manchester Rd.                  -            -       634,000           5,000             -        639,000         639,000
Belville I/N. Belt West                   -      282,000       504,000           5,000       282,000        509,000         791,000
Belville II/S. Illinois St.               -      246,000       584,000          17,000       246,000        601,000         847,000
Bristol/122nd Ave.                        -      210,000       576,000               -       210,000        576,000         786,000
Bolingbrook/Bolingbrook Dr.               -      258,000       425,000               -       258,000        425,000         683,000
Crystal Creek/Northwest Hwy.              -      351,000       538,000           6,000       351,000        544,000         895,000
                                              ----------    ----------         -------    ----------    -----------     -----------

SubTotal                                       4,951,000     7,914,000          77,000     4,951,000      7,991,000      12,942,000

Less:  reserve to estimated net
       realizable value of
       restaurant facilities                           -             -               -      (140,000)    (2,755,000)     (2,895,000)

                                              ----------    ----------         -------    ----------    -----------     -----------

Total                                         $4,951,000    $7,914,000         $77,000    $4,811,000    $ 5,236,000     $10,047,000
                                              ==========    ==========         =======    ==========    ===========     ===========

                                            Accumulated             Date
Description                                 Depreciation        Completed
-----------------------------               ------------        ----------
Indianapolis/Lafayett                         $   86,000             3/87
Greenwood/U.S. 31 S.                              94,000             3/87
Indianapolis/Washington                          140,000             7/87
Bloomington/College Mall                         166,000               (1)
Muncie/McGalliard                                126,000            10/87
Green Village/Arapahoe Rd.                       229,000             6/86
Bloomington/W. 98th St.                          159,000               (1)
Coon Rapids/Coon Rapids Blvd.                    263,000             5/87
Eagan/Cliff Rd.                                  147,000             5/87
Fenton/Old Sugar Creek                           145,000             9/87
Brentwood/Manchester Rd.                         252,000               (1)
Belville I/N. Belt West                          165,000            11/86
Belville II/S. Illinois St.                      242,000             7/87
Bristol/122nd Ave.                               219,000            12/86
Bolingbrook/Bolingbrook Dr.                      127,000             1/88
Crystal Creek/Northwest Hwy.                     152,000            12/87
                                              ----------

SubTotal                                       2,712,000

Less:  reserve to estimated net
       realizable value of
       restaurant facilities                           -
                                              ----------

Total                                         $2,712,000
                                              ==========

(1)  Property is situated on land subject to a ground lease.

                          QSR Income Properties, Ltd.

                          Real Estate Reconciliation

                           Schedule III (continued)



(a) The following is a reconciliation of costs and related accumulated depreciation:


                                     COST

                                                1996           1995          1994
                                            ------------   ------------   -----------

Balance at the beginning of the period      $12,397,000    $13,838,000    $13,838,000

Additions during the period

     Capital improvements                             -              -              -

Deductions during the period:
     Write-down of facilities                (2,350,000)      (400,000)             -
     Sale of property                                 -     (1,041,000)             -
                                            -----------    -----------    -----------

Balance at the close of the period          $10,047,000    $12,397,000    $13,838,000
                                            ===========    ===========    ===========

                    ACCUMULATED DEPRECIATION RECONCILIATION

                                                1996         1995          1994
                                             ----------   -----------   ----------
Balance at the beginning of the period       $2,654,000   $2,639,000    $2,390,000

Additions during the period

     Depreciation                                58,000      248,000       249,000

Deductions during the period related to
     property sold                                    -     (233,000)            -
                                             ----------   ----------    ----------

Balance at the close of the period           $2,712,000   $2,654,000    $2,639,000
                                             ==========   ==========    ==========

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 10-Q

[X] Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the period ended March 31, 1997

                                      or

[_] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 [No Fee Required]

          For the transition period from _____________ to _______________

Commission File Number 0-15802
                       -------

         QSR Income Properties, Ltd., a California Limited Partnership
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          California                             95-4084042
-------------------------------             ----------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)              Identification Number)


        701 Western Avenue
        Glendale, California                     91201-2394
-----------------------------------------   ----------------------
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (818) 244-8080
                                                     --------------

Indicate by check mark whether the registrant (1) had filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes  X   No
                                     ---     ---

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP


                                     INDEX


PART I. FINANCIAL INFORMATION

Item 1.   Condensed Balance Sheets at March 31, 1997
          and December 31, 1996                                       2

          Condensed Statements of Operations for the three
          months ended March 31, 1997 and 1996                        3

          Condensed Statement of Partners' Equity for the
          three months ended March 31, 1997                           4

          Condensed Statements of Cash Flows for the three
          months ended March 31, 1997 and 1996                        5

          Notes to Condensed Financial Statements                     6

Item 2.   Management's Discussion and Analysis of Financial
          Condition and Results of Operations                         7-8

PART II.  OTHER INFORMATION                                           9

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                           CONDENSED BALANCE SHEETS

                                            March 31,     December 31,
                                               1997           1996
                                           ---------------------------
                                           (Unaudited)
                            ASSETS


Cash and cash equivalents                   $  326,000      $1,816,000

Rent and other receivables                           -           1,000

Notes receivable                               189,000         202,000

Facilities, at net realizable value          7,335,000       7,335,000

Other assets                                   119,000          46,000
                                            --------------------------

         Total assets                       $7,969,000      $9,400,000
                                            ==========================


              LIABILITIES AND PARTNERS' EQUITY


Accounts payable                            $  154,000      $  157,000

Partners' equity:

         Limited partners' equity, $500
         per unit, 52,004 units authorized,
         issued and outstanding              7,761,000       9,174,000

         General partner's equity               54,000          69,000
                                            --------------------------

         Total partners' equity              7,815,000       9,243,000
                                            --------------------------
         Total liabilities and
          partners' equity                  $7,969,000      $9,400,000
                                            ==========================

           See accompanying notes to Condensed Financial Statements.

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                      CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                           Three Months Ended
                                                March 31,
                                           -------------------
                                             1997       1996
                                           -------------------
REVENUE:

          Lease income                     $293,000   $288,000

          Interest income                    16,000     25,000
                                           -------------------

                                            309,000    313,000
                                           -------------------

COSTS AND EXPENSES:

          Cost of operations                 35,000     36,000

          Depreciation and amortization           -     58,000

          Idle facility costs                 5,000      8,000

          Partnership administrative
           expenses                          27,000     26,000
                                           -------------------

                                             67,000    128,000
                                           -------------------

NET INCOME                                 $242,000   $185,000
                                           ===================


Allocation of net income

          Limited partners                 $108,000   $169,000

          General partner                   134,000     16,000
                                           -------------------

                                           $242,000   $185,000
                                           ===================

Limited partners' allocation per unit      $   2.08   $   3.25
                                           ===================

           See accompanying notes to Condensed Financial Statements.

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                   CONDENSED STATEMENTS OF PARTNERS' EQUITY
                                  (Unaudited)

                                    Limited       General
                                    Partners      Partners       Total
                                  ---------------------------------------

Balance at December 31, 1996      $ 9,174,000    $  69,000    $ 9,243,000

Net income                            108,000      134,000        242,000

Distributions                      (1,521,000)    (149,000)    (1,670,000)
                                  ---------------------------------------

Balance at March 31, 1997         $ 7,761,000    $  54,000    $ 7,815,000
                                  =======================================

           See accompanying notes to Condensed Financial Statements.

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                      CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                    Three Months Ended
                                                                         March 31,
                                                                --------------------------
                                                                    1997           1996
                                                                --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

         Net income                                             $   242,000     $  185,000

         Adjustments to reconcile net income to net cash provided by operating activities

           Depreciation and amortization                                  -         58,000
           Increase in other assets                                 (73,000)             -
           Decrease in accounts receivable                            1,000          7,000
           Decrease in accounts payable                              (3,000)        (1,000)
                                                                --------------------------

               Total adjustments                                    (75,000)        64,000
                                                                --------------------------

               Net cash provided by operating activities            167,000        249,000
                                                                --------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

         Proceeds from notes receivable                              13,000          3,000
         Distributions paid to partners                          (1,670,000)      (185,000)
                                                                --------------------------

               Net cash used in financing activities             (1,657,000)      (182,000)
                                                                --------------------------

Net (decrease) increase in cash and cash equivalents             (1,490,000)        67,000

Cash and cash equivalents at the beginning of the period          1,816,000      1,630,000
                                                                --------------------------

Cash and cash equivalents at the end of the period              $   326,000     $1,697,000
                                                                ==========================

           See accompanying notes to Condensed Financial Statements.

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures contained herein are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes appearing in the Partnership's Form 10-K for the year ended December 31, 1996.

2. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal accruals, necessary to present fairly the Partnership's financial position at March 31, 1997 and December 31, 1996, the results of its operations for the three months ended March 31, 1997 and 1996 and its cash flows for the three months then ended.

3. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results expected for the full year.

4. In November 1995, the general partner decided to place the facility assets for sale and hired an investment banker to determine the valuation of the assets and solicit offers. Based on offers to buy the assets received, the general partner determined that the carrying value of the assets needed to be reduced by $2,350,000 to present the value of such assets at their net realizable value. Such valuation assumes costs to be incurred in the ordinary course of sale.

     On September 16, 1996, the general partner entered into a purchase and sale agreement with US Restaurants Properties Master LP ("USRPMLP"), a Delaware limited partnership and US Restaurants Properties Operating LP ("USRPOLP"), a Delaware limited partnership whereby the Partnership would sell its restaurant assets to USRPOLP for $7,571,234 and certain of its notes receivable at a price which provides USRPOLP with a 13.5% yield. USRPOLP will pay for the purchase of the assets with limited partnership units of USRPMLP. USRPMLP is a New York Stock Exchange traded master limited partnership traded under the symbol "USV."

     The transaction which is subject to certain contingencies, including approval by the limited partners of the Partnership is expected to close in the first half of 1997. The transaction is expected to be tax-free for most limited partners. After the sale of the Partnership's assets, the Partnership expects to liquidate, distributing to the Unitholders the limited partnership interests in USRPMLP and any cash reserves.

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                MARCH 31, 1997

     The Partnership was formed to acquire and operate pizza restaurants. All twenty-three of the Partnership's restaurants were closed because of disappointing operating results. Of the twenty-three restaurants closed, four have been sold, three lease commitments have been terminated and sixteen facilities have been leased to unaffiliated third parties.

Results of Operations
---------------------

     The Partnership's net income of $242,000 and $185,000 for the three months ended March 31, 1997 and 1996, respectively, represent an increase in income of $57,000. This increase is primarily attributable to a decrease in depreciation expense related to the valuation of the Partnership's facility assets at their net realizable value.

     Lease income for the three months ended March 30, 1997 increased $5,000 over the same period in 1996 as the result of one additional facility being leased in 1997 compared to the same period in 1996. Included in lease income for each of the three month periods ended March 31, 1997 and 1996 is approximately $17,000 of additional lease income under a percentage rent feature with respect to incremental sales above specified levels.

     Idle facility costs decreased $3,000 for the three months ended March 31, 1997 compared to the same period in 1996. The decrease was primarily attributable to decreases in utilities and property tax expenses associated with the Partnership's final restaurant facility redeployed in December 1996.

     Depreciation expense decreased $58,000 for the three months ended March 31, 1997 compared to the same period in 1995. The decreases are the result of the Partnership's presentation of its properties at net realizable value and the discontinuation of provisions for depreciation.

Liquidity and capital resources
-------------------------------

     For the three months ended March 31, 1997, the Partnership's activities generated cash flow of $167,000. This represents an $82,000 decrease compared to the cash flow of $249,000 generated by the Partnership for the three months ended March 31, 1996. The decrease is primarily attributable to capitalized costs related to the proposed sale of the Partnership's properties. Such costs are reflected in other assets. Cash flow from the Partnership's operations has been sufficient to meet all current obligations of the Company.

     For the three months ended March 31, 1997, the Partnership's distribution increased to $29.25 from $3.25 per Partnership unit for the three months ended March 31, 1996. Included in the distribution for the three months ended March 31, 1997 was a special distribution of $26.00 per Partnership unit.

     In November 1995, the general partner decided to place the facility assets for sale and hired an investment banker to determine the valuation of the assets and solicit offers. Based on offers to buy the assets received, the general partner

                         QSR INCOME PROPERTIES, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                MARCH 31, 1997

determined that the carrying value of the assets needed to be reduced by $2,350,000 to present the value of such assets at their net realizable value. Such valuation assumes costs to be incurred in the ordinary course of sale.

     On September 16, 1996, the general partner entered into a purchase and sale agreement with US Restaurants Properties Master LP ("USRPMLP"), a Delaware limited partnership and US Restaurants Properties Operating LP ("USRPOLP"), a Delaware limited partnership whereby the Partnership would sell its restaurant assets to USRPOLP for $7,571,234 and certain of its notes receivable at a price which provides USRPOLP with a 13.5% yield. USRPOLP will pay for the purchase of the assets with limited partnership units of USRPMLP. USRPMLP is a New York Stock Exchange traded master limited partnership traded under the symbol "USV."

     The transaction which is subject to certain contingencies, including approval by the limited partners of the Partnership is expected to close in the first half of 1997. The transaction is expected to be tax-free for most limited partners. After the sale of the Partnership's assets, the Partnership expects to liquidate, distributing to the Unitholders the limited partnership interests in USRPMLP and any cash reserves.

PART II.  OTHER INFORMATION


Items 1 through 5 are not applicable.

Item 6    Exhibits and Reports on Form 8-K

          a)   Exhibits - the following exhibit is included herein:

                    (27) Financial Data Schedule

          b)   Reports on 8-K  -  None


                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  DATED:    May 13, 1997



                                            QSR Income Properties, Ltd.,
                                            a California Limited Partnership

                                  BY:       /s/ B. Wayne Hughes
                                            -----------------------------------
                                             B. Wayne Hughes
                                             General Partner